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                                                                    EXHIBIT 4.68

                                                                  CONFORMED COPY

                                DATED 19 MAY 2003

                         (1) MARCONI COMMUNICATIONS GMBH

                 (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c.
                                  (AS TRUSTEE)

--------------------------------------------------------------------------------
                         MEMORANDUM OF DEPOSIT OF SHARES
                                   AS SECURITY
--------------------------------------------------------------------------------

                            MATHESON ORMSBY PRENTICE
                                30 Herbert Street
                                    Dublin 2
                                     Ireland

                              TEL + 353 1 619 9000
                              FAX + 353 1 619 9010

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                                      INDEX

1        Interpretation.....................................................................      1

2        Covenant To Pay....................................................................      3

3        Interest...........................................................................      3

4        Deposit of Shares and Creation of Charge...........................................      3

5        Derivative Assets..................................................................      4

6        Dividends and Other Monies.........................................................      4

7        Proviso for Redemption.............................................................      5

8        Voting and Other Rights............................................................      5

9        Warranties and Undertakings........................................................      6

10       Negative Pledge....................................................................      6

11       Registration of Transfers..........................................................      6

12       Default............................................................................      6

13       Powers of Receiver.................................................................      6

14       Protection of Third Parties........................................................      7

15       Trustee Entitled To Exercise Receiver's Powers.....................................      7

16       Continuing Security................................................................      7

17       Currency Clause....................................................................      8

18       Security Additional................................................................      8

19       Consolidation......................................................................      8

20       Expenses, Costs and Taxes..........................................................      8

21       Further Assurance..................................................................      9

22       Power of Attorney..................................................................      9

23       Set Off............................................................................     10

24       Severability.......................................................................     10

25       Remedies, Waivers, Indulgence, Consents and Amendments.............................     11

26       The Trustee's Discretion...........................................................     11

27       Notices............................................................................     12

28       Assignment.........................................................................     12

29       Perpetuity Period..................................................................     12

30       Counterpart Clause.................................................................     12

31       Governing Law and Jurisdiction.....................................................     12

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THIS MEMORANDUM OF DEPOSIT made on the 19th of May 2003 BY:

(1)      MARCONI COMMUNICATIONS GMBH

         having its principal place of business at World Trade Center, Leutschenbachstrasse 95, 8050 Zurich, Switzerland

         (the "Mortgagor")

IN FAVOUR OF:

(2)      THE LAW DEBENTURE TRUST CORPORATION P.L.C.

         having its head office at Fifth Floor 100 Wood Street, London EC2V 7EX, England (the "TRUSTEE") as security trustee for itself and the other Secured Creditors (as herein defined)

WITNESSES AS FOLLOWS:

1        INTERPRETATION

1.1      In this Memorandum unless the context otherwise requires:-

         "COMPANY" means Marconi Communications Limited a company incorporated under the laws of Ireland (Registered Number 298772) having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2;

         "CONTINUING" in relation to an Enforcement Event, shall be construed as a reference to an acceleration of any Secured Obligation (other than Secured Obligations arising under the New Bonding Facility Agreement) where such acceleration has not been rescinded in writing or a declaration that the Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Relevant Documents) where such declaration has not been revoked in writing or any failure by an Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise which has not been waived in writing. For the purposes of this definition, the term "Secured Obligations" shall have the same meaning as in the Security Trust and Intercreditor Deed;

         "DELEGATE" means any delegate, agent, attorney, co-trustee or additional but separate committee, custodian, depository or receiver appointed by the Trustee in accordance with the terms hereof and/or the Security Documents;

         "DERIVATIVE ASSETS" means all stocks, shares or other securities, rights, monies or other property accruing, offered or issued at any time by way of bonus, redemption, exchange, purchase, substitution, conversion, preference, option or otherwise in respect of the Shares or in respect of any stocks, shares or other securities, rights, monies or other property previously accruing, offered or issued as mentioned in this definition;

         "DIVIDENDS" means all dividends, interest and other income at any time deriving from the Shares or the Derivative Assets or deriving from any investment of any such dividends, interest or other income;

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         "ENFORCEMENT EVENT" has the meaning given to such term in the Security
         Trust and Intercreditor Deed;

         "MORTGAGOR" includes its successors and permitted assigns (whether immediate or derivative);

         "SECURED ASSETS" means all assets, rights, revenues and other property of the Mortgagor the subject of any security created or evidenced or expressed or intended to be created or evidenced by or pursuant to this Memorandum and any reference to the "Secured Assets" includes a reference to any of them;

         "SECURED OBLIGATIONS" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations which have been cash-collateralised by the Mortgagor) at any time of the Mortgagor under the Relevant Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

         (a)      any refinancing, novation, deferral or extension;

         (b) any obligation relating to any increase in the amount of such obligations;

         (c)      any claim for damages or restitution; and

         (d) any claim as a result of any recovery by the Mortgagor of a payment or discharge, or non-allowability, on the grounds of preference,

         and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings);

         "SECURITY TRUST AND INTERCREDITOR DEED" means the security trust and intercreditor deed dated on or about the date hereof between, amongst others, the Trustee, Marconi Corporation plc as Issuer and other obligors, Law Debenture Trust Company of New York as senior note trustee, JPMorgan Chase Bank as junior note trustee and HSBC Bank plc as New Bonding Facility Agent;

         "SHARES" means the 2 ordinary shares of EUR 1 each held by or on behalf of the Mortgagor in the capital of the Company representing the entire of the issued share capital of the Company at the date hereof together with any and all shares in the capital of the Company held by the Mortgagor in the future; and

         "TRUSTEE" includes any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, the Security Trust and Intercreditor Deed.

1.2      In this Memorandum:-

         1.2.1 any reference to a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of any government or state or any association or partnership (whether or not having separate legal personality) of any two or more of the foregoing;

         1.2.2 any reference to any statutory provision, order or regulation shall include reference to that provision, order or regulation as extended, modified, replaced or re-enacted from time to time (whether before or after the date hereof) and all regulations and orders from time to time made thereunder or deriving validity therefrom and any analogous provision or rule under any applicable law for the time being in force;

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         1.2.3    any reference to any agreement or other document shall be
                  construed as a reference to such agreement or document as amended or replaced from time to time and all agreements and other documents supplemental thereto;

         1.2.4 the singular shall include the plural and vice versa and the masculine shall include the feminine and neuter and vice versa;

         1.2.5 any reference to a clause is, unless otherwise stated, a reference to a clause of this Memorandum; and

         1.2.6 headings are for reference purposes only and shall not affect the interpretation of this Memorandum.

1.3 Unless otherwise defined herein, capitalised terms used herein shall have the meanings given to them in the Security Trust and Intercreditor Deed.

1.4 The parties hereto each acknowledge that the Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.5 Notwithstanding any provision to the contrary contained herein, the parties agree that this Memorandum is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail.

2        COVENANT TO PAY

2.1 The Mortgagor hereby covenants with the Trustee as trustee for the Secured Creditors that it shall on demand of the Trustee discharge all the Secured Obligations and shall pay to the Trustee when due and payable every sum at any time owing, due or incurred by it to the Trustee (whether for its own account or as trustee for the Secured Creditors) or any of the other Secured Creditors in respect of any such liabilities PROVIDED THAT neither such covenant nor the security constituted by this Memorandum nor any other provision of this Memorandum shall extend to or include any liability or sum which would, but for this proviso, cause such covenant, security or provision to be unlawful or prohibited by any applicable law.

2.2 All payments to be made under this Memorandum by the Mortgagor shall be made free and clear of and without deduction for taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever now or hereafter imposed by any governmental, fiscal or other authority. If the Mortgagor shall at any time be compelled by law to deduct or withhold any amount from any payment to be made hereunder the Mortgagor will concurrently pay to the Trustee such additional amount as will result in payment to the Trustee of the full amount which would have been received if such deduction or withholding had not been made.

3        INTEREST

         If the Mortgagor fails to pay any sum on the due date for payment of that sum the Mortgagor shall pay interest on any such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

4        DEPOSIT OF SHARES AND CREATION OF CHARGE

4.1 The Mortgagor hereby undertakes to deposit or cause to be deposited with or to the order of the Trustee within 10 Business Days after the date hereof the certificate relating to the Shares owned

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         by it at the date hereof and deliver or cause to be delivered within 10
         Business Days after the date hereof to or to the order of the Trustee or such Delegate as the Trustee may appoint for this purpose a transfer form duly completed by the Mortgagor and/or its nominee in respect of such Shares to the intent that such Shares shall henceforth be held by the Trustee (together with all Derivative Assets and Dividends) as trustee for the Secured Creditors as a continuing security for the due payment and discharge of the Secured Obligations.

4.2 The Mortgagor undertakes and agrees with the Trustee as trustee for the Secured Creditors that upon the accrual, offer or issue of any Shares in addition to the Shares referred to in clause 4.1 above, the Mortgagor will within 10 Business Days thereafter deposit with or to the order of the Trustee all the certificate(s) or other document(s) of title relating to such Shares and deliver to or to the order of the Trustee transfer form(s) relating to same (with the name of the transferee, the consideration and the date left blank, but otherwise duly completed), duly executed by each person in whose name such certificate(s) or the document(s) of title is to the intent that the Trustee shall hold such Shares as trustee for the Secured Creditors (together with all Derivative Assets and Dividends) as a continuing security for the due payment and discharge of the Secured Obligations.

4.3 The Mortgagor as beneficial owner hereby charges unto the Trustee as trustee for the Secured Creditors by way of first specific charge all its right, title and interest in and to the Shares, the Derivative Assets and the Dividends as security for the payment and discharge of the Secured Obligations. The Mortgagor hereby agrees that upon or after (but not, for the avoidance of doubt, prior to) the occurrence of an Enforcement Event (which is continuing) the Trustee shall be at liberty at any time to cause all or any of the Secured Assets to be registered in the Trustee's name or in the name of its nominee.

5        DERIVATIVE ASSETS

         The Mortgagor undertakes and agrees with the Trustee as trustee for the Secured Creditors that within 10 Business Days after the accrual, offer or issue of any Derivative Assets the Mortgagor will deposit with or to the order of the Trustee or with such Delegate as the Trustee may approve for this purpose all certificate(s) or other document(s) of title relating to such Derivative Assets and, within 10 Business Days after any such accrual, offer or issue, deliver to or to the order of the Trustee or any such Delegate transfer form(s) relating to same (with the name of the transferee, the consideration and the date left blank, but otherwise duly completed) duly executed by each person in whose name such certificate(s) or other document(s) of title is to the intent the Trustee shall hold such Derivative Assets as trustee for the Secured Creditors as security for the Secured Obligations and such Derivative Assets shall be subject to the provisions of this Memorandum in all respects as if they formed part of the Shares.

6        DIVIDENDS AND OTHER MONIES

6.1 All Dividends and other monies forming part of the Secured Assets (whether of the nature of capital or income) shall, as long as no Enforcement Event has occurred and is continuing be paid to and retained by the Mortgagor and any such Dividends and other such monies which may be received by the Mortgagor shall, following the occurrence of an Enforcement Event which is continuing, be held in trust for the Trustee. The Trustee shall be entitled at any time following the occurrence of an Enforcement Event (which is continuing) to apply all Dividends and other such monies in or towards the reduction or discharge of the Secured Obligations in accordance with the provisions of the Security Trust and Intercreditor Deed. The Mortgagor shall, following the occurrence of an Enforcement Event (which is continuing), promptly execute and deliver (or cause to be executed and delivered) all such mandates or other authorities as the Trustee may require for the purpose of enabling the Trustee to receive all Dividends and other such monies.

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6.2      The Trustee shall have no duty to ensure that any Dividends or other monies forming part of the Secured Assets (whether of the nature of capital or income) are duly and punctually paid, received or collected or to ensure that the correct amounts (if any) are paid.

7        PROVISO FOR REDEMPTION

7.1 The Trustee shall, at the cost of the Mortgagor, release and cancel the security constituted by this Memorandum and procure the reassignment to the Mortgagors of the property and assets assigned to the Trustee pursuant to this Memorandum in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercreditor Deed, and without recourse to, or any representation or warranty by, the Trustee or any of its nominees.

7.2 A release or discharge of the Secured Assets or any of them from the security hereby evidenced or created may be executed by the Trustee alone and any such release shall be effective as if all the Secured Creditors had executed the same and shall be effected in accordance with the terms and subject to the conditions and warranties set out in the Security Trust and Intercreditor Deed.

8        VOTING AND OTHER RIGHTS

8.1      Before Enforcement Event

         Prior to the occurrence of an Enforcement Event and at any time when no Enforcement Event is continuing, the Mortgagor shall:

         8.1.1 be entitled to retain all Dividends, interest and other monies arising from the Shares; and

         8.1.2 exercise all voting rights in relation to the Shares provided that the Mortgagor shall not exercise such voting rights in any manner which would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures).

8.2      After Enforcement Event

         The Trustee may, upon the occurrence of an Enforcement Event and at any time thereafter while such an Enforcement Event is continuing, (in the name of the Mortgagor or otherwise and without any further consent or authority from the Mortgagor):

         8.2.1 exercise (or refrain from exercising) any voting rights in respect of any of the Shares;

         8.2.2 apply all Dividends, interest and other monies arising from any of the Shares in satisfaction of the Secured Obligations in accordance with the Security Trust and Intercreditor Deed;

         8.2.3 transfer any of the Shares into the name of such nominee(s) of the Trustee as it shall require; and

         8.2.4 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner any of the Shares, including the right, in relation to any company whose shares or other securities are included in the Secured Assets, to concur or participate in:

                  (a) the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

                  (b) the release, modification or variation of any rights or liabilities attaching to such shares or securities, and

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                  (c)      the exercise, renunciation or assignment of any right
                           to subscribe for any shares or securities

                  in each case in such manner and on such terms as the Trustee may think fit, and the proceeds of any such action shall form part of the Secured Assets.

8.3 The Mortgagor hereby irrevocably appoints the Trustee, its nominee and each Delegate severally its proxy so to exercise all voting and other rights and powers upon the occurrence of an Enforcement Event which is continuing so long as any of the Secured Assets remain registered in the name of the Mortgagor and undertakes to execute any form of proxy required.

9        WARRANTIES AND UNDERTAKINGS

9.1 The Mortgagor represents and warrants to the Trustee that it is the sole legal and beneficial owner of the Shares free from any Security (as such term is defined in the Security Trust and Intercreditor Deed) except as created by this Memorandum.

9.2 The Mortgagor represents and warrants to the Trustee that the Shares are fully paid up.

10       NEGATIVE PLEDGE

         The Mortgagor shall not after the date hereof except as not expressly prohibited under the terms of the Indentures (a) create or permit to subsist any Security over the Secured Assets or (b) permit any person other than the Mortgagor, the Trustee, the Trustee's nominee, or any Delegate any receiver appointed hereunder or any purchaser from the Trustee or any such receiver to be registered as holder of the Secured Assets or any of them.

11       REGISTRATION OF TRANSFERS

         The Mortgagor shall take all steps within its power or procurement to procure that any transfer of any of the Secured Assets to the Trustee or its nominee or any Delegate or any receiver appointed hereunder or to any purchaser from the Trustee or such a Delegate or such receiver on a realisation of the security hereby evidenced or created shall be registered by the directors of the Company.

12       DEFAULT

12.1 At any time after the occurrence of an Enforcement Event (which is continuing) the security evidenced and created by this Memorandum shall become enforceable and the Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) may forthwith or at any time thereafter upon giving notice to the Mortgagor
         (i) sell all or any of the Secured Assets in any manner permitted by law upon such terms as the Trustee in its absolute discretion shall determine and in relation to any such sale the provisions of the Conveyancing Acts, 1881 to 1911 shall apply but without the restrictions contained in Section 20 of the Conveyancing Act, 1881; and/or (ii) collect, recover or compromise and give a good discharge for any moneys payable in respect of the Secured Assets or in connection therewith and/or (iii) by instrument in writing appoint any person to be a receiver of all or any part of the Secured Assets and may in like manner remove any such receiver and appoint another in his stead.

13       POWERS OF RECEIVER

13.1 Any receiver appointed hereunder upon the occurrence of an Enforcement Event (which is continuing), shall, in addition to any powers conferred on him by virtue of the Conveyancing Acts, 1881 to 1911, have power from time to time (i) to take possession of, collect and get in all or any of the Secured Assets and for this purpose to enter upon any property of the Mortgagor; (ii) to carry

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         on or concur in carrying on the business of the Mortgagor; (iii) to settle, adjust, refer to arbitration, arrange or compromise any claims, accounts, disputes, questions and demands relating in any way to the Secured Assets which he may think expedient; (iv) to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Secured Assets; (v) to sell or realise or concur in selling or realising all or any of the Secured Assets upon any terms which such receiver shall think reasonable (for which purpose the Mortgagor hereby irrevocably appoints every receiver appointed hereunder to be the attorney of the Mortgagor); (vi) for the purpose of exercising any of the rights, powers or authorities conferred on any receiver appointed hereunder to borrow or raise money either unsecured or on the security of the Secured Assets (either in priority to the security hereby evidenced or created) and generally on such terms and conditions as he may think fit; and (vii) to do all such other acts and things as he may consider desirable or necessary for realising the Secured Assets or any of them or conducive to any of the matters, powers or authorities conferred on any receiver appointed hereunder by this Memorandum or by law and to exercise in relation to the Secured Assets or any of them all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of the same and to use the name of the Mortgagor for all or any of the purposes aforesaid.

13.2 Every receiver appointed hereunder shall be the agent of the Mortgagor and the Mortgagor shall be solely responsible for his acts or defaults and for his remuneration.

13.3 Any monies received by the Trustee or by any receiver shall, after the security hereby constituted has become enforceable but subject to the payment of any claims having priority to this security, be applied in accordance with the terms of the Security Trust and Intercreditor Deed.

14       PROTECTION OF THIRD PARTIES

14.1 No purchaser or other person dealing with the Trustee, any Delegate or any receiver appointed hereunder shall be bound or concerned to see or enquire whether the right of the Trustee, any Delegate or any such receiver to exercise any of the powers hereby conferred has arisen or has become exercisable or be concerned with the propriety of the exercise or purported exercise of such powers.

14.2 The receipt of the Trustee, any Delegate or any receiver appointed hereunder shall be an absolute and conclusive discharge to a purchaser or other person dealing with the Trustee or such Delegate or receiver and shall relieve him of any obligation to see to the application of any monies paid to or by the direction of the Trustee or such Delegate or such receiver.

15       TRUSTEE ENTITLED TO EXERCISE RECEIVER'S POWERS

         All or any of the powers, authorities and discretions which are conferred by this Memorandum (either expressly or impliedly) upon any receiver may be exercised after the security hereby evidenced or created has become enforceable by the Trustee in relation to the whole of the Secured Assets or any part thereof without first appointing a receiver of the Secured Assets or any part thereof or notwithstanding the appointment of a receiver of the Secured Assets or any part thereof.

16       CONTINUING SECURITY

16.1 The security hereby evidenced and created shall constitute and be a continuing security and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Secured Obligations and shall continue in full force and effect until all the Secured Obligations have been discharged in full.

16.2 If the Trustee or any Secured Creditor shall at any time receive notice of any subsequent mortgage, assignment, charge or other interest affecting all or any of the Secured Assets, the Trustee or that Secured Creditor (as the case may be) shall be entitled to open a new account or accounts for the

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         Mortgagor in its books and if the Trustee or that Secured Creditor (as the case may be) does not in fact do so then (unless the Trustee or that Secured Creditor (as the case may be) gives express written notification to the Mortgagor that it has not done so) as from the time when the Trustee or that Secured Creditor (as the case may be) received such notice all payments made by the Mortgagor to the Trustee or that Secured Creditor (as the case may be) shall be treated as having been credited to such new account of the Mortgagor and not as having been applied in reduction of the Secured Obligations outstanding at the time of receipt of such notice by the Trustee or that Secured Creditor (as the case may be).

17       CURRENCY CLAUSE

         If any sum (a "SUM") owing by the Mortgagor under this Memorandum or any order or judgment given or made in relation to this Memorandum has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

         (a)      making or filing a claim or proof against the Mortgagor;

         (b)      obtaining an order or judgment in any court or other tribunal;

         (c) enforcing any order or judgment given or made in relation to this Memorandum; or

         (d)      applying the Sum in satisfaction of any of the Secured
                  Obligations,

         the Mortgagor shall indemnify the Trustee from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Trustee at the time of such receipt of such Sum.

18       SECURITY ADDITIONAL

         This Memorandum and the security hereby evidenced and created shall be in addition to and shall not be affected by any other mortgage charge pledge lien or other security or guarantee or indemnity which the Trustee or any Secured Creditor may at any time hold for any of the Secured Obligations. No other mortgage charge pledge lien or other security or guarantee or indemnity now or hereafter held by the Trustee or any Secured Creditor over the Secured Assets shall merge in the security created by this Memorandum.

19       CONSOLIDATION

         The restriction on the right of consolidating mortgages contained in
         Section 17 of the Conveyancing Act, 1881 shall not apply in relation to this Memorandum.

20       EXPENSES, COSTS AND TAXES

20.1     EXPENSES

         The Mortgagor shall, from time to time and promptly on demand by the Trustee reimburse the Trustee in respect of all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Trustee and any Delegate (PROVIDED THAT in relation to sub-clause 20.1.1 of this clause 20.1, such costs and expenses must be properly incurred) in connection with:

         20.1.1 the execution, release and discharge of this Memorandum and the Security created or intended to be created in respect of the Secured Assets and the perfection of the Security

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                  contemplated in this Memorandum or in any such documents or forming part of the Security created or intended to be created in respect of the Secured Assets;

         20.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Trustee or any Delegate, or any amendment or waiver in respect of this Memorandum;

         20.1.3 the preservation and/or enforcement of the Security created or intended to be created in respect of the Secured Assets; and

         20.1.4   the foreclosure of any Secured Assets,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in clause 3.

20.2     TAXES

         The Mortgagor shall pay promptly on demand of the Trustee all stamp, registration, notarial and other similar taxes or fees paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Memorandum, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Secured Assets and shall, from time to time, indemnify the Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Mortgagor or any delay by the Mortgagor in paying any such taxes or fees.

21       FURTHER ASSURANCE

         The Mortgagor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Trustee may specify (and in such form as the Trustee may require in favour of the Trustee or its nominee(s)):

         (a) to perfect the Security created or intended to be created in respect of the Secured Assets (which may include the execution by the Mortgagor of a mortgage, charge or assignment over all or any of the assets constituting, or intended to constitute, Secured Assets) or for the exercise of any rights relating thereto;

         (b) to confer on the Trustee Security over any property and assets of that Company located in any jurisdiction outside Ireland equivalent or similar to the Security intended to be conferred by or pursuant to this Memorandum; and/or

         (c)      to facilitate the realisation of the Secured Assets.

22       POWER OF ATTORNEY

22.1 The Mortgagor hereby irrevocably and by way of security appoints the Trustee, each Delegate and separately any receiver severally to be its attorney (the "Attorney") in its name and on its behalf and as its act and deed or otherwise to:-

         22.1.1 following the occurrence of an Enforcement Event (which is continuing) execute, complete and perfect in favour of the Trustee or its nominees or of any purchaser or any Delegate any documents which the Trustee may require for perfecting its title to or for vesting the Secured Assets in the Trustee or its nominees or in any purchaser or any Delegate;

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         22.1.2   execute, complete and perfect all documents and do all such acts and things as may be required for the full exercise of all or any of the powers hereby conferred or which may be deemed expedient by the Trustee, any Delegate or any receiver on or in connection with any sale, lease, disposition, realisation or getting in by the Trustee or any receiver of the Secured Assets or any part thereof or in connection with any other exercise of any power hereunder; and

         22.1.3 execute, deliver and perfect all documents and do all things which the Trustee, any Delegate or any receiver may consider to be required or desirable for:

                  (i) carrying out any obligation imposed on the Mortgagor by this Memorandum (including the execution and delivery of any notices, deeds, charges, assignments or other security and any transfers of the Secured Assets); and

                  (ii) enabling the Trustee, each Delegate or any receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Memorandum or by law (including, after the occurrence of an Enforcement Event (which is continuing), the exercise of any right of a legal or beneficial owner of the Secured Assets).

         The Mortgagor hereby covenants with the Trustee, each Delegate and separately with any receiver that on request it will ratify and confirm all security agreements, documents, acts and things and all transactions done and entered into by the Trustee, any Delegate or any receiver or by the Mortgagor at the instance of the Trustee, any Delegate or any receiver in the exercise or purported exercise of its or his powers.

22.2 Each of the Trustee and any receiver shall have full power to delegate the power conferred on it or him by this clause 22 but no such delegation shall preclude the subsequent exercise of such power by the Trustee or the receiver itself or himself or preclude the Trustee or the receiver from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Trustee or the receiver at any time.

22.3 The Mortgagor shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the proper exercise of any of the powers conferred, or purported to be conferred, on him or her by this Memorandum unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of the Attorney.

23       SET OFF

         The Mortgagor authorises the Trustee (but the Trustee shall not be obliged to exercise such right), after the occurrence of an Enforcement Event which is continuing, to set off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Trustee to the Mortgagor.

24       SEVERABILITY

         Each of the provisions of this Memorandum is severable and distinct from the others and if at any time any such provision is or becomes invalid illegal or unenforceable in any jurisdiction that shall not affect the validity legality or enforceability of the remaining provisions hereof or affect the validity legality or enforceability of such provision in any other jurisdiction. Without prejudice to the foregoing, if at any time any liability in relation to the Secured Obligations is or becomes invalid, illegal or unenforceable then such occurrence shall not prejudice the continuing effectiveness of the security evidenced or created by this Memorandum for any liability in relation to the Secured Obligations which is not so affected.

                                       10

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25       REMEDIES, WAIVERS, INDULGENCE, CONSENTS AND AMENDMENTS

25.1 The rights, powers and remedies provided in this Memorandum are cumulative and not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

25.2 No failure or delay by the Trustee or any Secured Creditor in exercising any right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

25.3 Any provision of this Memorandum may be amended, supplemented or novated only if the Mortgagor and the Trustee so agree in writing. Any waiver of, and any consent or approval by the Trustee under any provision of this Memorandum shall not be effective unless it is in writing, and may be given subject to any conditions thought fit by the Trustee, may be withdrawn or modified at any time and shall be effective only in the instance and for the purpose for which it was given.

25.4 The liability of the Mortgagor hereunder will not be affected by any act, omission, circumstances, matter or thing which but for this provision would release or prejudice any of its obligations hereunder or prejudice or diminish such obligation in whole or in part, including without limitation and whether or not known to the Mortgagor, or the Trustee or any Secured Creditor or any other person whatsoever:

         25.4.1 any winding-up, dissolution, examinership, administration or re-organisation of or other change in any Mortgagor or any other person;

         25.4.2 any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

         25.4.3 any time or other indulgence being granted to any Mortgagor or any other person;

         25.4.4 any amendment, variation, waiver or release of any of the Secured Obligations;

         25.4.5 any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral;

         25.4.6 any other act, event, or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of any Mortgagor hereunder.

25.5 Neither the Trustee, the Secured Creditors nor any receiver appointed hereunder shall be under any liability for loss of any kind (including, without limitation, any loss arising from changes in exchange rates or the diminution in the value of any of the Secured Assets) which may be occasioned by the exercise or purported exercise of, or any delay or neglect to exercise any of its rights under or pursuant to this Memorandum (except in the case of negligence or wilful default on its part) and in particular without limitation neither the Trustee, the Secured Creditors nor any receiver appointed hereunder shall (except in the case of negligence or wilful default on its part) be liable to account as mortgagee in possession or for anything except actual receipts.

26       THE TRUSTEE'S DISCRETION

26.1 Any liberty or power which may be exercised or any determination which may be made hereunder by the Trustee may be exercised or made in the absolute and unfettered discretion of the Trustee which shall not be under any obligation to give reasons therefor.

                                       11

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27       NOTICES

27.1 Each communication to be made under this Memorandum shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

28       ASSIGNMENT

28.1 This Memorandum shall be binding upon and inure to the benefit of each party hereto and its successors personal representatives and permitted assigns.

28.2 The Trustee and any Secured Creditor may assign or transfer all or any of its rights and obligations hereunder in accordance with the Security Trust and Intercreditor Deed. The Trustee and any Secured Creditor shall be entitled to impart any information concerning the Mortgagor and this Memorandum as the Trustee considers appropriate to any actual or purported assignee, transferee or other successor or any participant.

29       PERPETUITY PERIOD

         The perpetuity period under the rule against perpetuities, if applicable to this Memorandum, shall be the period of eighty years from the date of the Security Trust and Intercreditor Deed.

30       COUNTERPART CLAUSE

         This Memorandum may be executed in counterparts and by the parties on separate counterparts each of which when executed and delivered shall together constitute one and the same instrument.

31       GOVERNING LAW AND JURISDICTION

31.1 This Memorandum shall be governed by and construed in accordance with the Laws of Ireland.

31.2 It is irrevocably agreed for the exclusive benefit of the Trustee and each Secured Creditor that the courts of Ireland are to have jurisdiction to settle any disputes which may arise out of or in connection with this Memorandum and that accordingly any suit, action or proceeding arising out of or in connection with this Memorandum (in this clause referred to as "Proceedings") may be brought in such courts. Nothing in this clause shall limit the right of the Trustee or any Secured Creditor to take Proceedings against the Mortgagor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

31.3 The Mortgagor hereby irrevocably authorises and appoints Marconi Communications Optical Networks Limited (or such other person, being a firm of solicitors resident in Ireland as it may by notice to the other parties hereto substitute) to accept service of all legal process arising out of or connected with this Memorandum and service on Marconi Communications Optical Networks Limited (or such substitute) shall be deemed to be service on such party.

IN WITNESS whereof the Mortgagor has duly executed this Memorandum on
the    of May 2003

                                       12

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SIGNED SEALED AND DELIVERED                                          CARLA MORAN
by the authorised attorney of
THE MORTGAGOR
in the presence of:

Witness Signature:         H MARREN

Witness name:              HILARY MARREN

Witness Address:           2 Harbourmaster Place, IFSC, Dublin 1

EXECUTED AS A DEED
on behalf of THE TRUSTEE by:-            J. M. JEBB
                                         Director

                                         R. D. RANCE
                                         Director

                                       13

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                                DATED 19 MAY 2003

                         (1) MARCONI COMMUNICATIONS GMBH

                           (2) THE LAW DEBENTURE TRUST
                               CORPORATION p.l.c.
                                  (AS TRUSTEE)

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                       MEMORANDUM OF DEPOSIT OF SHARES AS
                                    SECURITY
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                            MATHESON ORMSBY PRENTICE
                                30 Herbert Street
                                    Dublin 2
                                     Ireland

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